Exhibit 23.3

Principal Officers: Harry Jung, P. Eng. President, C.E.O. Dana B. Laustsen, P. Eng. Executive V.P., C.O.O. Keith M. Braaten, P. Eng. Executive V.P.

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.

Jodi L. Anhorn, P. Eng.

Neil I. Dell, P. Eng.

David G. Harris, P. Geol.

Myron J. Hladyshevsky, P. Eng.

Bryan M. Joa, P. Eng.

John H. Stilling, P. Eng.

Douglas R. Sutton, P. Eng.

James H. Willmon, P. Eng.

LETTER OF CONSENT

TO: Suncor Energy Inc.

Re:	Suncor Energy Inc.

We refer to the following report prepared by GLJ Petroleum Consultants Ltd.:

•	the Reserves Assessment and Evaluation of Canadian Oil and Gas Properties of Suncor Energy Inc. effective December 31, 2008 and dated February 6, 2009 (the “Report”).

We consent to the incorporation by reference in the Registration Statement of the Corporation on Form S-8 dated August 4, 2009, of our name, reference to and excerpts from the said reports by the Corporation relating to the reserves of the Corporation included in the Annual Report of the Corporation on Form 40-F for the fiscal year ended December 31, 2008.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

“ORIGINALLY SIGNED BY”

James H. Willmon, P. Eng.
Vice-President

Calgary, Alberta
Date: August 4, 2009

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com